EXHIBIT 4.3

                           MATERIAL TECHNOLOGIES, INC.
                          STOCK ESCROW/GRANT AGREEMENT

This Stock Escrow/Grant Agreement (this "Agreement") is made as of October 26, 2000, by and between Material Technologies, Inc. a Delaware corporation (the "Company"), and Robert M. Bernstein ("Bernstein").

WHEREEAS, Bernstein is an employee of the Company and is entitled to certain payments in connection with various services rendered to the Company between 1990 and 1995;

WHEREAS, the Board of Directors of the Company (the "Board") has deemed it advisable to issue shares of the Common Stock of the Company to Bernstein in partial satisfaction of the aforementioned obligations, provided that such shares be returned to the Company in certain circumstances; and

WHEREAS, the Company desires to confirm the grant of the shares, and to set forth the terms and conditions of such grant, and Bernstein desires to accept such grant and agree to the terms and conditions thereof, as set forth in this Agreement.

1.   Escrow  of Shares.  The company hereby confirms the transfer to Bernstein
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on the date hereof of Four Million One Hundred Eighty-Three Thousand Six Hundred
and Seventy-Five (4,183,675) shares of the Company's Common Stock (the "Shares") as partial compensation for services previously rendered to the Company, The Shares shall be placed in an escrow by Bernstein (as described below) and are subject to all of the terms and conditions set forth in this Agreement, including the restrictions set forth in Section4 below.

2.    Bernstein's  Rights.  Subject  to  the terms hereof, Bernstein shall have
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all  of  the  rights  of a shareholder with respect to the Shares while they are held in escrow (except the right to vote the Shares), including without limitation, the right to receive, any cash dividends declared thereon, if, from time to time during the term of the escrow, there is (i) any stock dividend, stock split or other change in the shares, or (ii) and merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Bernstein is entitled by reason of Bernstein's ownership of the Shares shall be immediately subject to the escrow, deposited with the Escrow Agent and included thereafter as "Shares" for purposes of this Agreement and the escrow.

3.   Restrictions  on Transfer. Except for the escrow described in Section5 or
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the  transfer of the Shares to the Company or its assignees contemplated by this
Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such shares subject to this Agreement are released from all forfeiture provisions in accordance with the provisions of this Agreement.

4.   Release  of  Shares  from  Escrow.  Upon  the  exercise of the options or
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warrants  described on Schedule 1 attached to this Agreement or upon the need of the Company, in the sole discretion of the Board, to issue Common Stock to the individuals or entities described on Schedule I (such obligations of the Company
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to  issue  its  Common  Stock  are collectively referred to herein as the "Stock
Issuance Obligations"), Bernstein agrees to release to the Company any and all Shares required to satisfy the Stock Issuance Obligations, provided that Bernstein's obligations hereunder shall be limited to the Shares. Shares subject to a Stock Issuance Obligation shall be granted to Bernstein upon (i) the expiration or termination of the Stock Issuance Obligation, (ii) the direction of the Board, in its sole discretion or (iii) the termination of this Agreement by written consent of both parties hereto. Any Shares otherwise subject to, and not yet released from, the forfeiture restrictions hereunder as of the date of the termination of the employment of Bernstein by the Company shall be returned by Bernstein to the Company.

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5.   Escrow  of  Shares. As security for the faithful performance of the terms
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of  this  Agreement and to ensure the availability of the Company's Common Stock to satisfy the Stock Issuance Obligations, Bernstein agrees to hold the Shares in escrow. Subject to the provisions of this Agreement, Bernstein shall exercise all rights and privileges of a shareholder of the Company with respect to the Shares deposited in said escrow. Notwithstanding the foregoing, all Shares released from the restrictions described in Section4 herein shall be released from this escrow and granted to Bernstein.

6.   Legends.  The  share  certificate  evidencing  the Shares, if any, issued
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hereunder shall be endorsed with the following legend (in addition to any legend required  under  applicable  state  securities  laws):

The shares represented by this certificate have not been registered under the Securities Act of 1933. Such shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such shares under the Securities Act of 1933, unless, in the opinion (which shall be in form and substance satisfactory to the company) of counsel satisfactory to the company, such registration is not required.

The shares represented by this certificate are subject to certain restrictions upon transfer as set forth in an agreement between the Company and Robert M. Bernstein, as the same may be amended from time to time, a copy of which is on file with the secretary of the Company, and, without limiting the generality of the foregoing, no sale, assignment, transfer or other disposition of these Shares shall be valid or effective unless made in compliance with all of the terms and conditions of such agreement.

7.   Adjustment  for  Stock  Split. All references to the number of Shares and
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the  purchase  price  of  the  Shares  in  this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares that may be made by the Company after the date of this Agreement.

8.   Indemnification.  Bernstein  agrees  to  hold  harmless and indemnify the
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Company  for  any  and  all  liabilities  resulting  to  it through violation by
Bernstein of the warranties, representations, and comments made by Bernstein in, and other provisions of, this Agreement.

9.   Termination. This Agreement, and the respective rights and obligations of
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Bernstein  hereto,  shall terminate upon the earliest to occur of the following:
(i) the written agreement among the parties hereto to terminate the Agreement, or (ii) the expiration or other disposition of all Stock Issuance Obligations (satisfactory to the Company).

10.  Investment Representations. By executing this Agreement, Bernstein makes
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the  following  representations,  declarations,  warranties and covenants to the
Company,  with  the intent and understanding that the Company will rely thereon:

(a) Bernstein acknowledges that these securities have not been registered with the United States Securities and Exchange Commission ("SEC") in reliance upon an exemption from such registration from the Securities Act of 1933, as Amended (the "Act"), nor have they been registered with any state regulatory authorities in reliance upon exemptions from state securities laws. Neither the SEC nor the securities commission of any state has passed on the adequacy or the accuracy of this Agreement.

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(b)  The  Shares  are  being  acquired  for investment and not with a view to distribution or resale. The Shares must be held indefinitely unless the shares are registered under the Act or the applicable state securities laws or there is an applicable exemption from registration (in which case the undersigned may be required to provide the Company with an opinion of counsel that registration is not required).

(c) Bernstein understands that the offer and grant of the Shares have not been passed upon, nor have the merits of this investment been endorsed or approved by, any state or federal authorities.

(d) Bernstein understands the meaning and legal consequences of the foregoing representations and warranties. Bernstein certifies that each of the representations and warranties set forth in this Section10 is true and correct as of the date hereof and shall survive such date.

11.  General  Provisions.
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(a)  This  Agreement  shall be governed by the internal substantive laws, but not  the  choice  of  law  rules,  of  California.

(b) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to Bernstein at his address shown on the Company's employment records and to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

Any notice to the Escrow Agent shall be sent to the Company's address with a copy to the other party hereto.

(c) The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Bernstein under this Agreement may be assigned, provided that any assignee of Bernstein shall agree to the terms and conditions of this Agreement and shall assume the obligations contained herein. Any assignee of Bernstein shall further agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(d) Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

(e) Bernstein agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(f) Captions in this Agreement are for convenience of reference only and shall not be considered in the construction hereof. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any requirement of time made hereinabove shall be of the essence of this Agreement.

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(g)  Bernstein  agrees  to  take  any  action  the  Company  reasonably deems necessary in order to comply with federal and state laws, or the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD") or any stock exchange or quotation system, or any other obligation of the Company or Bernstein relating to the Shares or this Agreement.

(h) This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties. This Agreement and the Plan constitute the entire agreement between the parties with respect to the Shares, and supersede any prior agreements or documents with respect thereto. No amendment, alteration, suspension, discontinuation, or termination of this Agreement, which may impose any additional obligation upon the Company or materially impair the rights of Bernstein with respect to the Shares, shall be valid unless in each instance such amendment, alteration, suspension, discontinuation, or termination is expressed in a written instrument duly executed in the name and on behalf of the Company and by Bernstein.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first written above.


                                   ROBERT  M.  BERNSTEIN

                                   /s/ Robert M. Bernstein
                                   -------------------------------
                                   Signature

                                   MATERIAL  TECHNOLOGIES,  INC.

                                   /s/ Joel  Freedman
                                   -------------------------------
                                   By:   Joel  Freedman
                                   Title:  Director

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